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                                                                   Exhibit 4.4.2

                               SECOND AMENDMENT TO
                                RIGHTS AGREEMENT


     This Second Amendment to Rights Agreement (this "Amendment"), is made as of immediately prior to the Effective Time (as defined hereinafter) among RPM, Inc., an Ohio corporation ("RPM"), National City Bank, a national banking association ("NCB"), and RPM International Inc., a Delaware corporation ("International").

                                   WITNESSETH:

     WHEREAS, RPM and NCB (as successor to Harris Trust and Savings Bank), entered into that certain Rights Agreement, dated as of April 28, 1999, as amended (the "Rights Agreement");

     WHEREAS, RPM has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 29, 2002, by and among RPM, RPM Merger Company, an Ohio corporation and wholly-owned subsidiary of International (the "Merger Sub"), and International, pursuant to which Merger Agreement, at the Effective Time, (i) the Merger Sub will merge with and into RPM and RPM will become a wholly-owned subsidiary of International (the "Merger") and (ii) each outstanding common share, without par value (each, a "Common Share") of RPM, will be converted into the right to receive one share of International's common stock, par value $.01 per share (the "Common Stock"); and the Board of Directors of RPM has approved the Merger Agreement and the transactions contemplated thereby;

     WHEREAS, the Merger will become effective upon the filing of a Certificate of Merger (the "Effective Time"), in such form as may be required to effect the Merger under the laws of the State of Ohio;

     WHEREAS, immediately following the Effective Time, RPM will enter into a Reorganization Agreement (the "Reorganization Agreement") with International, pursuant to which, and in order to assist International in realigning the ownership of various of RPM's operating companies existing immediately prior to the Effective Time according to their product offerings, served end markets, customer base and operating philosophy, RPM will transfer the stock ownership of certain of its operating companies to International and International will, in turn, transfer the stock ownership of certain of such operating companies to RPM Industrial Holding Company, a Delaware corporation and wholly-owned subsidiary of International, and RPM Consumer Holding Company, also a Delaware corporation and wholly-owned subsidiary of International;

     WHEREAS, the Board of Directors of RPM has approved the Reorganization Agreement and the transactions contemplated thereby;

     WHEREAS, Pursuant to Section 26 of the Rights Agreement, RPM and NCB may from time to time supplement and amend the Rights Agreement;

     WHEREAS, the Board of Directors of RPM has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and RPM and NCB desire to evidence such amendment in writing; and


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     WHEREAS, the Board of Directors of International has determined that
International's assumption of the Rights Agreement is necessary and desirable, and International desires its execution of this Amendment to serve as an assumption of all of RPM's rights and obligations under the Rights Agreement as of the Effective Time.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RPM, NCB and International do hereby agree as follows:

1.   DEFINED TERMS.

     Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Rights Agreement.

2. AMENDMENTS TO THE RIGHTS AGREEMENT. The following amendments to the Rights Agreement and, as applicable, Appendices A and B thereto (the "Appendices"), shall be effective, unless otherwise indicated, at the Effective Time:

     (a) The first paragraph is hereby amended by deleting it in its entirety and replacing it with the following:

     "Rights Agreement, dated as of April 28, 1999 (this "Agreement"), between RPM International Inc., a Delaware corporation (as successor to RPM, Inc., hereinafter, the "Company"), and National City Bank, a national banking association (as successor rights agent to Harris Trust and Savings Bank, hereinafter, "NCB")."

     (b) With the exception of the "Recitals" paragraph on page 1 of the Rights Agreement and any other references specifically set forth in this Amendment, each reference to RPM, Inc. is hereby amended by changing each such reference to "RPM International Inc." and each reference to RPM, Inc. as an Ohio corporation is hereby amended by changing each such reference to "RPM International Inc." as a Delaware corporation.

     (c) Each reference to Common Shares is hereby amended by changing each such reference to "share of Common Stock" or "shares of Common Stock," as applicable.

     (d) The Rights Agreement and the Appendices are hereby amended in all respects necessary, in the judgment of the appropriate officer or officers of International, to conform to the purpose and intent of this Amendment.

     (e) SECTION 1. (i) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "In addition, notwithstanding anything in this Agreement to the contrary, neither RPM International Inc. nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person by virtue of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated in the Merger Agreement or the


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     Reorganization Agreement."

          (ii) The definition of "Common Shares" in Section 1(f) of the Rights Agreement is hereby amended by deleting the definition in its entirety and replacing it with the following:

     "`Common Stock' when used with reference to the Company shall mean the Common Stock, par value $.01 per share, of the Company; provided that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(d)(ii) hereof, `Common Stock' when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust that ultimately controls the Company. `Common Stock' when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first mentioned corporation or business trust."

          (iii) The definition of "Distribution Date" in Section 1(g) of the Rights Agreement is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated in the Merger Agreement or the Reorganization Agreement."

          (iv) Section 1 of the Rights Agreement is hereby supplemented by adding the following definitions in the appropriate locations therein:

     "Merger" shall have the meaning set forth in the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 29, 2002, by and among the Company, RPM, Inc. and RPM Merger Company, an Ohio corporation, as it may be amended, supplemented or replaced from time to time.

     "Reorganization Agreement" shall mean the Reorganization Agreement, effective as of October 15, 2002, by and between the Company and RPM, Inc., as it may be amended, supplemented or replaced from time to time.

          (v) The definition of "Share Acquisition Date" in Section 1(m) of the Rights Agreement is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a `Share Acquisition Date'


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     shall not be deemed to have occurred as the result of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated by the Merger Agreement or the Reorganization Agreement."

     (f) SECTION 3. Section 3(c) is hereby amended by deleting the legend contained therein in its entirety and replacing it with the following:

     "This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between RPM International Inc. (as successor to RPM, Inc.) and National City Bank (as successor to Harris Trust and Savings Bank), dated as of April 28, 1999, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of RPM International Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this Certificate. RPM International Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void."

     (g) SECTION 11. (i) Section 11(a)(ii) of the Rights Agreement is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated in the Merger Agreement or the Reorganization Agreement shall constitute a Flip-in Event or cause the Rights to be adjusted or become exercisable under this Section 11(a)(ii)."

          (ii) Section 11(d) of the Rights Agreement is amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated in the Merger Agreement or the Reorganization Agreement shall be deemed to be a `Flip-over Event' of the type described in clauses (i), (ii) or (iii) of this Section 11(d) and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Agreement."


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     (h) SECTION 27. Section 27 is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing sentence or anything in this Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Reorganization Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any transaction contemplated in the Merger Agreement or the Reorganization Agreement shall be deemed to extinguish the power of the Directors to effect such exchange."

     (i) SECTION 29. Section 29 of the Rights Agreement is hereby amended effective immediately prior to the Effective Time by adding the following sentence at the end thereof:

     "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution of the Merger Agreement or the Reorganization Agreement, or by virtue of any of the transactions contemplated by the Merger Agreement or the Reorganization Agreement."

     (j) SECTION 32. Section 32 of the Rights Agreement is hereby amended by deleting it in its entirety and replacing it as follows:

     "This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State."

3.   NO OTHER AMENDMENTS.

     The other terms and provisions of the Rights Agreement shall remain in full force and effect without change.

4.   EFFECTIVENESS; ASSUMPTION.

     This Amendment shall be deemed effective immediately prior to the Effective Time; provided; however, that the operative provisions of the Rights Agreement that are amended hereby will, pursuant to Section 2 of this Amendment, be deemed effective, unless otherwise indicated, at the Effective Time and, except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. Notwithstanding the foregoing, the execution of this Amendment by International shall be deemed an assumption in all respects of RPM's rights and obligations under the Rights Agreement and this Amendment.

5.   MISCELLANEOUS.

     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for


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all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.















                            [SIGNATURE PAGE FOLLOWS]







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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights
Agreement to be duly executed and delivered by their respective duly authorized officers.

                                        RPM, INC.




                                        /s/ P. Kelly Tompkins
                                        ---------------------------
                                        Name:  P. Kelly Tompkins
                                        Title: Secretary





                                        NATIONAL CITY BANK




                                        /s/ David B. Davis
                                        ---------------------------
                                        Name:  David B. Davis
                                        Title: Vice President


     In accordance with Section 28 of the Rights Agreement, by executing this Amendment, RPM International Inc. expressly assumes, as of the Effective Time, all of the rights and obligations of RPM, Inc. under the Rights Agreement and this Amendment.

                                        RPM INTERNATIONAL INC.



                                        /s/ Keith R. Smiley
                                        ---------------------------
                                        Name:  Keith R. Smiley
                                        Title: Treasurer and Assistant Secretary



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